Vertex Energy, Inc. S-1/A

Exhibit 5.1

July 22 , 2016

Vertex Energy, Inc.

1331 Gemini Street, Suite 250

Houston, Texas 77058

Re: Form S-1 Resale Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Vertex Energy, Inc., a Nevada corporation (the “Company”), in connection with the filing, with the Securities and Exchange Commission (the “Commission”), by the Company, of a Registration Statement on Form S-1 /A (Amendment No. 1)(File Number 333-211955)  (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling stockholders identified in the prospectus constituting a part of the Registration Statement of up to 19,671,090 shares of common stock, par value $0.001 per share of the Company (the “Common Stock”), representing, (1) 12,501,558 shares of Common Stock issuable upon conversion of 12,501,558 shares of Series B1 Preferred Stock (as defined below) currently outstanding (which convert into Common Stock on a one-for-one basis (subject to adjustments for stock splits and recapitalizations))(the “Common Shares Issuable Upon Conversion of Outstanding Series B Shares”); (2) 4,068,606 shares of Common Stock issuable either (i) in lieu of cash dividends accrued from time to time on the Series B1 Preferred Stock (and Series B1 Preferred Stock issued in-kind in the future)(which convert into Common Stock on a one-for-one basis (subject to adjustments for stock splits and recapitalizations)); or (ii) upon conversion of additional shares of Series B1 Preferred Stock issued in-kind in lieu of cash dividends accrued from time to time on Series B1 Preferred Stock (and Series B1 Preferred Stock issued in-kind in the future)(which convert into Common Stock on a one-for-one basis (subject to adjustments for stock splits and recapitalizations))(collectively, the “Future Series B Common Shares”); and (3) 3,100,926 shares of Common Stock that are issuable in connection with the exercise of outstanding warrants to purchase 3,100,926 shares of Common Stock at an exercise price of $1.53 per share (the “Warrants” and the shares of Common Stock issuable upon exercise thereof, the “Warrant Shares”, and the Warrant Shares, collectively, with the Common Shares Issuable Upon Conversion of Outstanding Series B Shares and the Future Series B Common Shares, the “Shares”), each held, by or issuable to, the selling stockholders named in the Registration Statement and as described in greater detail in the Registration Statement to which this opinion has been filed as an exhibit. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

 In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Articles of Incorporation, as amended to date, (ii) the Company’s Bylaws, as amended, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016 (the “Designation” and the shares of Series B1 Preferred Stock provided for therein, the “Series B1 Preferred Stock”), (vi) the May 10, 2016 Unit Purchase Agreement entered into with certain accredited investors, pursuant to which the Company agreed to sell to the investors an aggregate of 12,403,683 units, each consisting of (A) one share of Series B1 Preferred Stock and (B) 1/4th of one Warrant; (vii) the warrant agreements evidencing the Warrants (collectively, the “Warrant Agreements”); (viii) the minutes and applicable agreements relating to the sale, issuance and grant, of the Series B1 Preferred Stock, Warrants and Shares; and (ix) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

The Loev Law Firm PC

July 22 , 2016

 As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; (4) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Nevada; (5) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; and (6) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or, with respect to any Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations, and exceptions set forth stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that upon issuance of the Shares when (A) issued upon conversion of the Series B1 Preferred Stock, in accordance with and pursuant to the terms and conditions of the Designation; (B) issued in lieu of dividends payable in cash on shares of Series B1 Preferred Stock (including additional shares of Series B1 Preferred Stock issued in-kind in the future), in accordance with and pursuant to the terms and conditions of the Designation; (C) issued upon conversion of shares of Series B1 Preferred Stock issued in-kind, in lieu of dividends payable in cash, on shares of Series B1 Preferred Stock issuable in-kind (including additional shares of Series B1 Preferred Stock issued in-kind in the future), in accordance with and pursuant to the terms and conditions of the Designation; and (D) the Warrant Shares, when issued upon exercise of the Warrants, in accordance and pursuant to the terms and conditions of the Warrant Agreements (including, without limitation, the payment of the exercise price for the Warrant Shares), will be validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

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The Loev Law Firm PC

July 22 , 2016

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such laws and such Constitution) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely, /s/ The Loev Law Firm, PC
The Loev Law Firm, PC

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